UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 14, 2014 (August 13, 2014)

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Damastown, Mulhuddart

Dublin 15, Ireland

(Address of principal executive offices)

+353 (1) 880-8180

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On August 13, 2014, in connection with the Merger (as defined below), Mallinckrodt International Finance S.A. (“MIFSA”) and Mallinckrodt CB LLC (“MCB” and, together with MIFSA, the “Issuers”), each of which is a subsidiary of Mallinckrodt plc (“Mallinckrodt plc” or “Mallinckrodt”), completed their previously announced private placement of $900 million aggregate principal amount of 5.75% senior unsecured notes due August 1, 2022 (the “Notes”). The Notes were issued pursuant to an indenture dated as of August 13, 2014 (the “Indenture”) among the Issuers, the Notes Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

Interest on the Notes accrues at the rate of 5.75% per annum and is payable semi-annually in cash in arrears on February 1 and August 1 of each year, commencing on February 1, 2015.

The Notes are guaranteed on an unsecured basis by each of MIFSA’s subsidiaries that guarantees the New Term Loan (as defined and described below) (collectively, the “Notes Guarantors”).

The Issuers may redeem some or all of the Notes prior to August 1, 2017 by paying a “make-whole” premium. The Issuers may redeem some or all of the Notes on or after August 1, 2017 at specified redemption prices. In addition, prior to August 1, 2017, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings.

The Issuers are obligated to offer to repurchase the Notes at a price of (a) 101% of their principal amount plus accrued and unpaid interest, if any, as a result of certain change of control events and (b) 100% of their principal amount plus accrued and unpaid interest, if any, in the event of certain asset sales. These obligations are subject to certain qualifications and exceptions.

The Indenture contains certain customary covenants and events of default (subject in certain cases to customary grace and cure periods). The occurrence of an event of default under the Indenture could result in the acceleration of the Notes and could cause a cross-default that could result in the acceleration of other indebtedness of Mallinckrodt plc and its subsidiaries.

The foregoing summary is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

New Term Loan

On August 14, 2014, in connection with the Merger, MIFSA and MCB entered into a $700 million senior secured term loan facility (the “New Term Loan”). The New Term Loan is an incremental facility under the Credit Agreement, dated as of March 19, 2014, among Mallinckrodt plc, MIFSA , MCB, the lenders party thereto from time to time and Deutsche Bank AG New York (the “Credit Agreement”). The New Term Loan is governed by the Credit Agreement and an Incremental Assumption Agreement No. 1 (the “IAA”), dated as of August 14, 2014, among MIFSA, MCB, the subsidiaries of MIFSA party thereto and Deutsche Bank AG New York Branch, as administrative agent, as acknowledged by and consented to by Mallinckrodt plc and Mallinckrodt Quincy S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of the Grand Duchy of Luxembourg.

The New Term Loan bears interest at an interest rate per annum equal to 2.75% plus the London Interbank Offered Rate (“LIBOR”) (subject to a minimum LIBOR level of 0.75%). Interest on the New Term Loan is payable at the end of each LIBOR period, but in no event less frequently than quarterly.

The New Term Loan has similar terms to the term loans incurred under the Credit Agreement on March 19, 2014 (other than pricing). Mallinckrodt plc and its subsidiaries (other than MIFSA, MCB and the subsidiaries of MIFSA that guarantee the credit facilities previously entered into under the Credit Agreement) will not guarantee the New Term Loan, and the New Term Loan will not be secured by the assets of such entities. The IAA makes certain modifications to the terms of the Credit Agreement, as applied to the New Term Loan, to reflect the absence of such guarantees or security.

The New Term Loan matures on March 19, 2021. Amounts outstanding under the New Term Loan may be prepaid at any time, subject, under certain circumstances, to a 1.00% prepayment premium.

The foregoing summary of the New Term Loan is qualified in its entirety by reference to (i) the IAA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and (ii) the Credit Agreement, which was previously filed as Exhibit (b)(3) of the Schedule TO/A filed by Mallinckrodt plc and Madison Merger Sub, Inc. on March 19, 2014 and is incorporated herein by reference.

Indemnification Arrangements

The information under the heading “Indemnification Arrangements” in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 14, 2014, pursuant to the Agreement and Plan of Merger, dated April 5, 2014 (the “Merger Agreement”), by and among Mallinckrodt, Questcor Pharmaceuticals, Inc., a California corporation (“Questcor”) and Quincy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Mallinckrodt (“Merger Sub”), Merger Sub merged with and into Questcor (the “Merger”) with Questcor continuing as the surviving corporation. Following the Merger, Questcor became an indirect wholly owned subsidiary of Mallinckrodt.

As previously disclosed, pursuant to the Merger Agreement, each issued and outstanding share of Questcor common stock, other than (i) any shares of Questcor common stock owned by Questcor, Mallinckrodt, Merger Sub or by any of their respective subsidiaries at the effective time of the Merger (the “Effective Time”), which were cancelled and ceased to exist, and no consideration was delivered in exchange therefor, (ii) Questcor employee restricted share awards subject only to time-based vesting conditions, which were assumed by Mallinckrodt and converted into an award of restricted shares corresponding to the Mallinckrodt ordinary shares in accordance with the equity award exchange ratio specified in the Merger Agreement (the shares in (i) and (ii) are referred to as “excluded shares”), and (iii) shares of Questcor common stock held by Questcor shareholders who are entitled to and who properly exercise dissenter’s rights under California law (the shares in (iii) are referred to as “dissenting shares”), was converted into the right to receive, without interest (a) $30.00 in cash and (b) 0.897 of a Mallinckrodt ordinary share (the “Merger Consideration”).

The issuance of Mallinckrodt ordinary shares in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Mallinckrodt’s registration statement on Form S-4 (File No. 333-196054) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on July 11, 2014. The definitive joint proxy statement/prospectus of Mallinckrodt, dated July 11, 2014, that forms a part of the Registration Statement contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of Mallinckrodt and Questcor in the Merger.

Prior to the Merger, Questcor’s common stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NASDAQ Stock Market (“NASDAQ”). Questcor common stock was suspended from trading and delisted from NASDAQ after the close of trading on August 14, 2014. Questcor expects to file a Form 15 with the SEC to terminate registration under the Exchange Act of Questcor common stock.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to Mallinckrodt’s Current Report on Form 8-K filed with the SEC on April 7, 2014, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Immediately following the Effective Time, the Board of Directors of Mallinckrodt (the “Board”) appointed Don M. Bailey, Angus C. Russell and Virgil D. Thompson to serve as members of the Board until the 2015 annual general meeting of Mallinckrodt shareholders or such director’s earlier resignation, removal or death. Messrs. Bailey, Russell and Thompson were appointed pursuant to the terms of the Merger Agreement.

In addition, immediately following the Effective Time and pursuant to the Merger Agreement, the Board established a new committee, the Portfolio Committee, to assist the Board in fulfilling its oversight responsibility with respect to its review and monitoring of major corporate actions. Mr. Bailey, Mark C. Trudeau, the President and Chief Executive Officer of Mallinckrodt, and Melvin D. Booth, the Chairman of the Board, were appointed to the Portfolio Committee. Mr. Bailey was appointed the Chair of the Portfolio Committee.

The Board expects to appoint each of Messrs. Bailey, Russell and Thompson to additional committees of the Board at its next regularly scheduled meeting.

Don M. Bailey joined the Questcor board of directors in May 2006. Mr. Bailey was appointed as Questcor’s interim President in May 2007 and was appointed as its President and Chief Executive Officer in November 2007, a position he held until the Effective Time. Mr. Bailey has been Chairman of the board of directors of STAAR Surgical Company since April 2005. STAAR Surgical Company is a leader in the development, manufacture, and marketing of minimally invasive ophthalmic products employing proprietary technologies. Broadwood Partners, L.P., a partnership controlled by Neal C. Bradsher, owns approximately 16% of STAAR Surgical. Mr. Bailey was the Chairman of the board of directors of Comarco, Inc. (“Comarco”) from 1998 until 2007, and was employed by Comarco, where he served as its Chief Executive Officer from 1991 until 2000. Mr. Bailey holds a B.S. degree in mechanical engineering from the Drexel Institute of Technology, an M.S. degree in operations research from the University of Southern California, and an M.B.A. from Pepperdine University.

Virgil D. Thompson joined the Questcor board of directors in January 1996. Since July 2009, Mr. Thompson has served as Chief Executive Officer and director of Spinnaker Biosciences, Inc., a private ophthalmic drug delivery company. Mr. Thompson served as the President, Chief Executive Officer and as a director of Angstrom Pharmaceuticals, Inc. from November 2002 until July 2007. From September 2000 until August 2002, Mr. Thompson was President, Chief Executive Officer and a director of Chimeric Therapies, Inc. From May 1999 until September 2000, Mr. Thompson was President, Chief Operating Officer and a member of the board of directors of Bio-Technology General Corporation, a pharmaceutical company (now Savient Pharmaceuticals, Inc.). Mr. Thompson is also the Chairman of the board of directors of Aradigm Corporation, and is a member of the board of directors of Savient Pharmaceuticals, Inc. Mr. Thompson holds a B.S. degree in pharmacy from the University of Kansas and a J.D. degree from The George Washington University Law School.

Angus C. Russell joined Questcor’s board of directors in June 2013. Mr. Russell currently serves on the board of directors at InterMune, Inc. and from 1999 to April 2013, he served as a director of Shire Plc (“Shire”). In April 2013, Mr. Russell retired as the Chief Executive Officer of Shire, a leading global specialty biopharmaceutical company. During Mr. Russell’s tenure as Chief Executive Officer from 2008 to 2013, Shire added several new products and acquisitions, grew revenues over 50%, and increased earnings nearly five-fold to $745 million. Mr. Russell was Chief Financial Officer at Shire from 1999 to 2008, during which time its revenues grew from $220 million to nearly $3 billion and earnings from $20 million to $156 million. While Chief Executive Officer at Shire, Mr. Russell was also the Chair of Shire’s Leadership Team and a lead member of the Shire Management Committee, which designed and implemented Shire’s successful long-term business strategy. Prior to joining Shire, Mr. Russell served at ICI, Zeneca and most recently as Vice President of Corporate Finance at AstraZeneca.

Messrs. Bailey, Russell and Thompson will receive compensation as non-employee directors of the Board in accordance with the terms of Mallinckrodt’s director compensation policy, the terms of which were previously disclosed in the Registration Statement filed with the SEC on July 11, 2014.

Appointment of Officers

In connection with the Merger, Mallinckrodt appointed Raymond Furey as Senior Vice President and Chief Compliance Officer of Questcor.

Raymond Furey joined Questcor in October 2011. In his capacity as Vice President, Compliance & Chief Compliance Officer, he was responsible for Questcor’s healthcare compliance program. Mr. Furey has extensive experience in the pharmaceutical space having spent over 20 years in the industry. Most recently, he was the Corporate Compliance Officer at OSI Pharmaceuticals in New York. Prior to OSI, he spent 17 years at Genentech in South San Francisco in various capacities, including healthcare compliance, commercial operations, finance, regulatory compliance and manufacturing. Mr. Furey earned his J.D. from Fordham University School of Law, his M.B.A. from San Francisco State University and his B.A. in Natural Sciences from Trinity College Dublin. Mr. Furey is also a Certified Fraud Examiner (CFE).

Indemnification Arrangements

In connection with the Merger, Mallinckrodt expects to enter into deeds of indemnification with each of Messrs. Bailey, Russell and Thompson (the “Deeds of Indemnification”), and Mallinckrodt Brand Pharmaceuticals, Inc., a Delaware corporation and a wholly owned subsidiary of Mallinckrodt (“Brand Pharma”), expects to enter into indemnification agreements with each of Messrs. Bailey, Russell and Thompson (the “Indemnification Agreements”), substantially in the forms filed as Exhibits 10.4 and 10.5, respectively, to Mallinckrodt’s Current Report on Form 8-K filed with the SEC on July 1, 2013.

The Deeds of Indemnification and Indemnification Agreements (together, the “Indemnification Arrangements”) will provide, respectively, that Mallinckrodt and Brand Pharma will, to the fullest extent permitted by law, indemnify each indemnitee against claims related to such indemnitee’s service to Mallinckrodt, except (i) in respect of any claim as to which a final and non-appealable judgment is rendered against the indemnitee for an accounting of profits made from the purchase or sale by such indemnitee of securities of Mallinckrodt pursuant to the provisions of Section 16(b) of the Exchange Act or similar provision of any federal, state or local laws; (ii) in respect of any claim as to which a court of competent jurisdiction has determined in a final and non-appealable judgment that indemnification is not permitted under applicable law;

or (iii) in respect of any claim as to which the indemnitee is convicted of a crime constituting a felony under the laws of the jurisdiction where the criminal action was brought (or, where a jurisdiction does not classify any crime as a felony, a crime for which the indemnitee is sentenced to death or imprisonment for a term exceeding one year).

Because Mallinckrodt is an Irish public limited company, the Irish Companies Acts only permit Mallinckrodt to pay the costs or discharge the liability of a director where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director acted honestly and reasonably and ought fairly to be excused. The Indemnification Agreements will provide for Brand Pharma to advance the indemnitee’s expenses subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that such person is not entitled to indemnification. The Indemnification Agreements will further provide that prior to seeking an indemnification payment or expense advancement from Brand Pharma under the Indemnification Agreement, the indemnitee shall seek an indemnification payment or expense advancement under any applicable insurance policy and shall request that Mallinckrodt consider in its discretion whether to make such indemnification payment or expense advancement. The Deeds of Indemnification will provide that Mallinckrodt will consider whether to make such indemnification payment or expense advancement based on the facts and circumstances related to the request. In the event an indemnification payment or expense advancement is not received pursuant to an insurance policy, or from Mallinckrodt, within five business days of the later of the indemnitee’s request of the insurer and his or her request of Mallinckrodt, the indemnitee shall be entitled to receive such indemnification payment or expense advancement from Brand Pharma pursuant to the terms of the Indemnification Agreement. Any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular proceeding with respect to which the indemnitee is seeking indemnification, or an independent counsel (if a change of control as defined in the Indemnification Arrangements has occurred), may preclude an indemnification payment or expense advance under the Indemnification Arrangements if such person or body determines that the indemnitee is not permitted to be indemnified under applicable law. The indemnitee seeking indemnification may challenge such determination. The Deeds of Indemnification will provide that in the event the indemnitee receives judgment in his or her favor or the claim against the indemnitee is otherwise disposed of in a manner that allows Mallinckrodt to indemnify such indemnitee under its articles of association as then in effect, Mallinckrodt will reimburse Brand Pharma for any related indemnification payments or expense advancements. Indemnification and advancement of expenses will not be made under the Indemnification Arrangements in connection with proceedings brought by the indemnitee against Mallinckrodt or any of its subsidiaries or any director or officer of Mallinckrodt or any of its subsidiaries, except in specified circumstances.

The foregoing is only a general summary of certain aspects of the Deeds of Indemnification and the Indemnification Agreements and does not purport to be complete. It is qualified in its entirety by reference to the form of Deed of Indemnification and form of Indemnification Agreement filed as Exhibits 10.4 and 10.5, respectively, to Mallinckrodt’s Current Report on Form 8-K filed with the SEC on July 1, 2014, each of which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At Mallinckrodt’s extraordinary general meeting of shareholders on August 14, 2014, Mallinckrodt shareholders authorized the issuance of Mallinckrodt ordinary shares to Questcor shareholders pursuant to the Merger Agreement. As of July 9, 2014, the record date for the meeting, there were 58,564,819 Mallinckrodt ordinary shares outstanding, each of which was entitled to one vote for each proposal at the meeting. At the meeting, the holders of 51,004,327 Mallinckrodt ordinary shares were represented in person or by proxy, constituting a quorum.

Shares were voted on the proposal as follows:

Proposal. To approve the issuance of ordinary shares pursuant to the Merger Agreement:

For:	Against:	Abstain:
41,540,030	2,464,651	6,999,646

On August 14, 2014, Mallinckrodt and Questcor issued a joint press release announcing the preliminary results of their respective shareholder meetings held on August 14, 2014, to consider (i) in the case of Mallinckrodt, its proposal to issue its ordinary shares in connection with the Questcor acquisition as described above and (ii) in the case of Questcor, approval of the Merger Agreement and related matters. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

On August 14, 2014, Mallinckrodt issued a press release announcing the completion of the Merger, which is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information. To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(c)	Not applicable.

(d)	Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of April 5, 2014, by and among Mallinckrodt plc, Quincy Merger Sub, Inc. and Questcor Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Mallinckrodt’s Current Report on Form 8-K filed with the SEC on April 7, 2014).

4.1	Indenture, dated as of August 13, 2014, among Mallinckrodt International Finance, S.A., Mallinckrodt CB LLC, the Guarantors party thereto from time to time and Deutsche Bank Trust Company Americas, as trustee.

10.1	Incremental Assumption Agreement No. 1, dated as of August 14, 2014, among Mallinckrodt International Finance, S.A., Mallinckrodt CB LLC, the subsidiaries of MIFSA party thereto and Deutsche Bank AG New York Branch, as administrative agent, as acknowledged by and consented to by Mallinckrodt plc and Mallinckrodt Quincy S.à r.l.

99.1	Shareholder approval press release, dated August 14, 2014.

99.2	Closing press release, dated August 14, 2014.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not strictly historical, including statements regarding the Questcor acquisition, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt and Questcor operate; the commercial success of Mallinckrodt’s and Questcor’s products, including H.P. Acthar® Gel; Mallinckrodt’s and Questcor’s ability to protect intellectual property rights; Mallinckrodt’s ability to successfully integrate Questcor’s operations and employees with Mallinckrodt’s existing business; the ability to realize anticipated growth, synergies and cost savings; Questcor’s performance and maintenance of important business relationships; the lack of patent protection for Acthar, and the possible U.S. Food and Drug Administration (“FDA”) approval and market introduction of additional competitive products; Questcor’s reliance on Acthar for substantially all of its net sales and profits; Questcor’s ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with nephrotic syndrome, multiple sclerosis, infantile spasms or rheumatology-related conditions, and Questcor’s ability to develop other therapeutic uses for Acthar; volatility in Questcor’s Acthar shipments, estimated channel inventory, and end-user demand; an increase in the proportion of Questcor’s Acthar unit sales comprised of Medicaid-eligible patients and government entities; Questcor’s research and development risks, including risks associated with Questcor’s work in the areas of nephrotic syndrome and lupus, and Questcor’s efforts to develop and obtain FDA approval of SynacthenTM Depot; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; Mallinckrodt’s ability to obtain and/or timely transport molybdenum-99 to its technetium-99m generator production facilities; customer concentration; cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations; Mallinckrodt’s ability to successfully develop or commercialize new products; competition; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to integrate acquisitions of technology, products and businesses generally; product liability losses and other litigation liability; the reimbursement practices of a small number of large public or private issuers; complex reporting and payment obligations under healthcare rebate programs; changes in laws and regulations; conducting business internationally; foreign exchange rates; material health, safety and environmental liabilities; litigation and violations; information technology infrastructure; and restructuring activities. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) Mallinckrodt’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended September 27, 2013 and its Quarterly Reports on Form 10-Q for the quarterly periods ended December 27, 2013, March 28, 2014 and June 27, 2014; (ii) the SEC filings of Cadence Pharmaceuticals, Inc., which was acquired by Mallinckrodt on March 19, 2014, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and (iii) Questcor’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013 (and the amendment thereto on Form 10-K/A), its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014 and its Current Report on Form 8-K filed with the SEC on July 10, 2014. The forward-looking statements made herein speak only as of the date hereof and none of Mallinckrodt, Questcor or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2014

MALLINCKRODT PUBLIC LIMITED COMPANY

By:	/s/ Peter G. Edwards
Name: Peter G. Edwards
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of April 5, 2014, by and among Mallinckrodt plc, Quincy Merger Sub, Inc. and Questcor Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Mallinckrodt’s Current Report on Form 8-K filed with the SEC on April 7, 2014).

4.1	Indenture, dated as of August 13, 2014, among Mallinckrodt International Finance, S.A., Mallinckrodt CB LLC, the Guarantors party thereto from time to time and Deutsche Bank Trust Company Americas, as trustee.

10.1	Incremental Assumption Agreement No. 1, dated as of August 14, 2014, among Mallinckrodt International Finance, S.A., Mallinckrodt CB LLC, the subsidiaries of MIFSA party thereto and Deutsche Bank AG New York Branch, as administrative agent, as acknowledged by and consented to by Mallinckrodt plc and Mallinckrodt Quincy S.à r.l.

99.1	Shareholder approval press release, dated August 14, 2014.

99.2	Closing press release, dated August 14, 2014.